UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 18, 2009
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report.)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 18, 2009, American International Group, Inc. (AIG) was notified by Stephen F. Bollenbach, Martin S. Feldstein and James F. Orr III, directors of AIG, that they will not stand for reelection to the Board of Directors at AIG’s 2009 Annual Meeting of Shareholders.
Section 8 — Other Events
Item 8.01. Other Events.
     Working with AIG’s Board of Directors, Edward M. Liddy, AIG’s Chairman and Chief Executive Officer, has determined that coincident with the reconfiguration of the Board of Directors, AIG should also initiate the necessary actions to install a more permanent leadership team and structure. Accordingly, he has informed the Board of Directors of his intention to resign from his positions with AIG, including his service as a director, once appropriate permanent replacements are appointed. The Board of Directors concurs with Mr. Liddy’s recommendation that the roles of Chairman and Chief Executive Officer be separated going forward and intends to conduct a search to fill both positions. The search will include participation by both the reconstituted Board of Directors of AIG and the Trustees of the AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: May 21, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary